UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

McCORMICK & COMPANY, INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	52-0408290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of Principal Executive Offices)	(Zip Code)

2003 EMPLOYEES STOCK PURCHASE PLAN

NON-QUALIFIED STOCK OPTIONS

(Full title of plans)

Robert W. Skelton

Senior Vice President, General Counsel & Secretary
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland 21152
(410) 771-7563
(Name, address and telephone of agent for service)

DEREGISTRATION OF COMMON STOCK

On March 28, 2003, McCormick & Company, Incorporated (the “Company”) filed a Registration Statement on Form S-8, Registration No. 333-104084 (the “Registration Statement”), for the sale of  997,968 shares of Common Stock Non-Voting of the Company (the “Shares”) under the Company’s 2003 Employees Stock Purchase Plan (the “Plan”) and Non-Qualified Stock Option Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 672,948 Shares that remain unissued under the Plan.   Such de-registration shall be effective immediately upon the filing of this Post-Effective Amendment No. 1.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 23rd day of March, 2005.

MCCORMICK & COMPANY, INCORPORATED

By:	/s/ ROBERT J. LAWLESS
Robert J. Lawless Chairman, President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ ROBERT J. LAWLESS	Chairman, President & Chief Executive Officer	March 23, 2005
Robert J. Lawless

Principal Financial Officer:

/s/ FRANCIS A. CONTINO	Executive Vice President, Chief Financial Officer & Strategic Planning	March 23, 2005
Francis A. Contino

Principal Accounting Officer:

/s/ KENNETH A. KELLY, JR..	Vice President & Controller	March 23, 2005
Kenneth A. Kelly, Jr

A majority of the Board of Directors:

BARRY H. BERACHA, JAMES T. BRADY, FRANCIS A. CONTINO, ROBERT G. DAVEY, EDWARD S. DUNN, JR., J. MICHAEL FITZPATRICK, FREEMAN A. HRABOWSKI, III, ROBERT J. LAWLESS, MARGARET M.V. PRESTON, WILLIAM E. STEVENS AND KAREN D. WEATHERHOLTZ.

By:	/s/ ROBERT W. SKELTON	Attorney-in-fact	March 23, 2005
Robert W. Skelton

McCormick & Company, Incorporated 2003 Employees Stock Purchase Plan.    Pursuant to the requirements of the Securities Act of 1933, the McCormick & Company, Incorporated 2003 Employees Stock Purchase Plan has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 23rd day of March, 2005.

McCORMICK & COMPANY, INCORPORATED 2003 EMPLOYEES STOCK PURCHASE PLAN

By:	/s/ ROBERT W. SKELTON
Robert W. Skelton Attorney-in-Fact